                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               SUMMA INDUSTRIES
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                SUMMA INDUSTRIES
                         1600 West Commonwealth Avenue
                          Fullerton, California 92633


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 14, 1995


To the Holders of Common Stock of SUMMA INDUSTRIES:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SUMMA INDUSTRIES will be held at The Holiday Inn, 222 West Houston Avenue, Fullerton, California 92632 on December 14, 1995 at 10:00 a.m., Pacific Standard Time, for the following purposes:

     1. To consider and vote upon a proposal to approve the Company's 1995 Stock Option Plan pursuant to which options to purchase up to 250,000 shares of the Company's Common Stock may be granted to directors, officers and employees of, and consultants to, the Company.

     2. To elect four (4) directors. Four (4) directors will continue for the second year of their two (2) year term.

     3. To transact such other business as may properly come before the Annual Meeting and any continuation or adjournment thereof.

     The Board of Directors has fixed the close of business on October 19, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED, STAMPED ENVELOPE. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                                     By Order of the Board of Directors

                                     /s/ PAUL A. WALBRUN
                                     _______________________________________
                                     Paul A. Walbrun
                                     Secretary


Fullerton, California
October 25, 1995



IMPORTANT:  IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT IS
            IMPORTANT THAT YOUR SHARES BE REPRESENTED SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

                               SUMMA INDUSTRIES
                         1600 West Commonwealth Avenue
                          Fullerton, California 92633

                       ----------------------------------

                                PROXY STATEMENT

                       ----------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held December 14, 1995

     This Proxy Statement is being furnished to the shareholders of SUMMA INDUSTRIES, a California corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held at The Holiday Inn, 222 West Houston Avenue, Fullerton, California 92632 on December 14, 1995 at 10:00 a.m., Pacific Standard Time, and at any continuation or adjournment thereof.

  This Proxy Statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed to shareholders on or about October 25, 1995. The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by telephone, telegraph or personal interview by Directors, officers and other regular employees of the Company, without extra compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.


                                 VOTING RIGHTS

         As of October 19, 1995, the record date for the determination of the shareholders of the Company entitled to notice of and to vote at the Annual Meeting, there were 1,541,930 shares of the Company's Common Stock outstanding. Each share entitles the holder to one vote on each matter to come before the Annual Meeting. In accordance with the Company's restated Articles of Incorporation, there will be no cumulative voting for the election of directors. The four nominees receiving the highest number of votes at the Annual Meeting will be elected. In the event that anyone other than the four nominees listed below should be nominated for election as a director, the persons named in the accompanying proxy will have the authority, to be exercised in their discretion.

     Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, by the persons named therein FOR the approval of the 1995 Stock Option Plan and FOR the election of the 4 director nominees listed below. As to any other business which may properly come before the Annual Meeting, the proxyholders will vote in accordance with their best judgment. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information regarding the ownership of the Company's Common Stock as of October 19, 1995, by each of the directors of the Company, by each person or group known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, and by all directors and executive officers of the Company as a group. Except as otherwise noted and subject to community property laws where applicable, each beneficial owner has sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                              Shares
                                           ------------
                                           Beneficially              Percent of
Name and Address of                        ------------              -----------
Beneficial Owner                              Owned                  Class /(1)/
-------------------                        ------------              -----------
Esther G. Smoot                               86,250                      5.6
224 Vista Court
Yountville, California 94599

Catherine M. Samuelson/(2)/                   83,883                      5.4
545 Laguna Road
Pasadena, California 91105

Luis A. and Jacqueline E. Hernandez           81,000                      5.3
3060 Gainsborough Road
Pasadena, CA 91107

Coalson C. Morris/(3)/                         8,445                      0.5

Dale H. Morehouse/(3)//(4)//(5)/              97,122                      6.3

Michael L. Horst/(3)/                          8,606                      0.6

William R. Zimmerman/(3)/                      7,525                      0.5

James R. Swartwout/(3)/                       65,740                      4.3

David McConaughy/(3)/                         10,000                      0.6

Karl V. Palmaer/(3)//(6)/                    120,957                      7.8

Byron C. Roth/(3)/                             7,500                      0.5

All directors and officers as a              325,894                     21.1
 group/(3)/

--------------
/(1)/ The percentages shown include shares which each named shareholder has the right to acquire within 60 days of the date hereof. In calculating percentage ownership, all shares which a named shareholder has the right to so acquire are deemed outstanding for the purpose of computing the percentage ownership of that shareholder, but are not deemed outstanding for the purpose of computing the percentage ownership by any other shareholder.

/(2)/ Held as Trustee for the Catherine M. Samuelson Trust.

/(3)/ Includes currently exercisable stock options.

/(4)/ Includes shares held as Trustee for the Morehouse Family Revocable
      Living Trust.

/(5)/ Includes shares held as Trustee for Dale H. Morehouse, Inc. Defined
      Benefit Pension Trust.

/(6)/ Includes shares reserved but not yet issued, pursuant to the acquisition of KVP Systems, Inc.

                       APPROVAL OF 1995 STOCK OPTION PLAN

Description of the 1995 Stock Option Plan.
------------------------------------------

  Under the Company's existing 1984 and 1991 Stock Option Plans, only 14,875 shares of Common Stock remain available for the grant of options. See "Compensation of Executive Officers and Directors - Stock Option Plans". The Company's Board of Directors believes it to be in the best interests of the Company and its stockholders to increase the number of shares available for the grant of options to provide incentives to officers and other key employees of the Company to remain with and increase their efforts on behalf of the Company, and to enable the Company's management to grant options to non-employee directors, consultants, major vendors and others expected to provide significant services to the Company. Accordingly, the 1995 Stock Option Plan (the "1995 Plan") was unanimously adopted by the Company's Board of Directors on October 18, 1995, and is being submitted to the Company's stockholders at the Annual Meeting for their approval.

  Subject to typical anti-dilution provisions for stock splits, stock dividends, and the like, the 1995 Plan authorizes the grant of options to purchase an aggregate of up to 250,000 additional shares of the Company's Common Stock. As of October 19, 1995 the aggregate market value of these 250,000 shares of Common Stock was $937,500, based upon the closing sale price of the Common Stock on that date as reported on the NASDAQ National Market System. If an option granted under the 1995 Plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the 1995 Plan. Options may be granted under the 1995 Plan Company which are intended to qualify as "incentive stock options" under
Section 422A of the Code ("Incentive Stock Options") or, alternatively, as stock options which will not so qualify ("Nonstatutory Options"). The 1995 Plan will terminate on October 18, 2005, and no options may be granted under the 1995 Plan thereafter. As of the date of this Proxy Statement, no options had been granted under the 1995 Plan.

  The 1995 Plan will be administered by a the Board of Directors, or by a committee consisting of at least three members of the Board of Directors who have been appointed by the Board (the "Committee"). The Board or the Committee, as the case may be, will have the authority to select the persons to receive options granted under the 1995 Plan, the extent of their participation, and the terms and conditions of each option, subject to certain limitations set forth in the 1995 Plan. Full-time officers and employees of the Company or its divisions and subsidiaries are eligible to be granted Incentive Stock Options under the 1995 Plan. No director who is not also a full time employee of the Company will be eligible to receive Incentive Stock Options. In addition, full and part time employees, officers, non-employee directors, consultants, major vendors, and others expected to provide significant services to the Company may be granted Nonstatutory Options under the 1995 Plan. The Company presently employs approximately 168 persons on a full-time basis, all of whom except for the members of the Committee, if there be one, will be eligible for selection as participants in the 1995 Plan.

  Options granted under the 1995 Plan will become exercisable in accordance with the terms of the grant made by the Board or the Committee, as set forth in a written stock option agreement to be entered into by all participants receiving options granted under the 1995 Plan. The Board or the Committee will have discretionary authority to select participants from among eligible persons and to determine at the time an option is granted whether it is intended to be an Incentive Stock Option or a Nonstatutory Option, and when and in what increments shares covered by the option may be purchased. Options may be granted on terms providing that they will be exercisable either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option. While the 1995 Plan does not limit the number of shares as to which options may be granted to any one participant (including executive officers and directors of the Company), it does provide that no employee may be granted Incentive Stock Options which first become exercisable in any calendar year to purchase shares of Common Stock having a fair market value (determined at the time of the grant of the option) in excess of $100,000, reduced by the fair market value (similarly determined) of any shares subject to incentive stock options granted under any other plan of the Company which also become exercisable in such calendar year.

  The Board or Committee may in its discretion also include in a stock option agreement a provision making the exercise price of any option granted under the 1995 Plan payable in full (i) by cash, by surrender of shares of the Company's Common Stock having a market value equal to the aggregate exercise price of all shares to be purchased, by cancellation of indebtedness owed by the Company to Optionee, or by any combination of the foregoing, or (ii) by a full recourse promissory note executed by the optionee. If payment is made by means of a promissory note, the shares purchased generally would be held in pledge to secure payment of the note. Unless and until the purchaser defaulted under the promissory note or governing instruments, the shares so pledged would remain registered in the name of the purchaser, and the purchaser would be entitled to vote the shares and to receive all dividends and any other amounts accruing as a result of his or her ownership of such shares.

  If an optionee's employment is terminated other than for cause, the employee will have the right to exercise his option to the extent then exercisable, at any time within a three (3) month period thereafter, to the extent he was entitled to exercise the option prior thereto. If an optionee dies while still employed, or within the period of time after his voluntary retirement specified in his option agreement, the option may be exercised at any time within twelve
(12) months thereafter by his estate of by the person or persons to whom his rights under the option passed by will or the laws of descent or distribution, but only to the extent such option was exercisable by him on that date. The Board of Directors or the Committee may accelerate the time at which options may be exercised. Options granted under the 1995 Plan will not be transferable except by will and the laws of descent and distribution. During the life of the person to whom the option is granted, that person alone may exercise it.

  Within the limits of the 1995 Plan, the Board or Committee may also modify, extend or renew outstanding options or accept the cancellation of outstanding options (to the extent not previously exercised) for the granting of new options in substitution therefor. However, no modification of an option which alters or impairs any rights or obligations under any option previously granted may be made without the consent of the optionee.

  For employees holding more than ten percent (10%) of the total combined voting power of all classes of outstanding stock, the purchase price of each option granted under the 1995 Plan cannot be less than 110% of the fair market value per share of the Company's Common Stock subject thereto on the date of the grant. For all other participants, the option exercise price may not be less than the fair market value per share of the Company's Common Stock subject thereto on the date of the grant in the case of Incentive Stock Options, nor less than 85% of the fair market value per share of the Company's Common Stock on the date of grant in the case of Nonstatutory Options. Upon exercise of an option, the exercise price shall be payable to the company in full. The fair market value per share will generally be the closing bid quotation for a share of the Company's Common Stock on the date an option is or was granted under the 1995 Plan. If there is no market price available on such date, the fair market value per share will be determined on the basis of factors deemed relevant by the Committee, including without limitation the book value of the shares on such date and the earnings of the Company.

  The Board of Directors may, without affecting any outstanding options, from time to time revise or amend the 1995 Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may either increase the number of shares subject to the 1995 Plan (with the exception of adjustments resulting from changes in capitalization) or change the class of participants eligible to receive options granted under the 1995 Plan without shareholder approval.

  In the event that the Company should elect to dissolve, merge or consolidate with any other corporation, sell substantially all of its assets to another person or entity, or enter into any other reorganization in a transaction in which the Company is not the surviving corporation, the date of exercisability of each option outstanding under the 1995 Plan will be accelerated to a date prior to such transaction unless provision is made in connection with such transaction for the assumption of the option or substitution of new options with appropriate adjustments by the surviving corporation.

  The foregoing description of the 1995 Plan is only a summary of the principle terms of the 1995 Plan, does not purport to be complete, and reference is made to the 1995 Plan which sets forth in detail all of the terms and conditions upon which options can be granted thereunder. A complete copy of the 1995 Plan will be provided without charge, upon written or oral request, to any shareholder to whom this Notice of Annual Meeting and Proxy Statement is being sent, addressed to Corporate Secretary, SUMMA INDUSTRIES, 1600 West Commonwealth Avenue, Fullerton, California 92633; telephone (714) 738-5000.

Federal Income Tax Consequences of the 1995 Plan.
-------------------------------------------------

  Except under the circumstances described below, neither the grants nor the exercise of an Incentive Stock Option will result in the recognition of taxable income to the Optionee. Correspondingly, the Company will not be entitled to a deduction for federal income tax purposes either at the time an Incentive Stock Option is granted or when the optionee exercises the Incentive Stock Option or subsequently sells the option shares.

  If the optionee does not dispose of the shares acquired upon exercise of an Incentive Stock Option until at least two years after the date the option was granted and at least one year after the date of exercise of the option, any gain on the sale will be taxed to the optionee as long-term capital gain. However, the excess of the market value of the shares of Common Stock acquired upon exercise over the option exercise price constitutes an "item of tax preference" which is subject to the "alternative minimum tax" provisions of the Internal Revenue Code, unless the disposition of the shares received upon exercise results in ordinary income to the optionee.

  If an optionee disposes of shares acquired upon the exercise of an Incentive Stock Option granted under the 1995 Plan sooner than two years after the date of grant, or within one year after exercise of the option, any gain realized will generally be taxed as ordinary income in the year of such disposition, in an amount equal to the difference between the exercise price and either the value of the shares at the time of exercise or the sale price, whichever is less. The balance of the optionee's gain, if any, on the disposition of the shares will be taxable as long-term capital gain, provided the holding period for long-term capital assets, currently six months, has been satisfied. On any disposition of shares which does not qualify for incentive stock option treatment under the Internal Revenue Code, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxed to the optionee.

  At the time of the grant of a Nonstatutory Option, the optionee will recognize no taxable income, and the Company will not be entitled to a deduction, as long as such options are not actively traded on an established market and their fair market value cannot otherwise be measured with reasonable accuracy. However, upon the exercise of a Nonstatutory Option the optionee will recognize taxable income in the amount by which the then fair market value of the shares of the Company's Common Stock acquired upon exercise exceeds the aggregate exercise price therefor, with the Company being entitled to a compensation deduction for federal income tax purposes in an equal amount. The amount of such taxable income will be characterized as compensation income to the optionee. Persons that may be subject to the application of the provisions of Section 16(b) are subject to certain additional rules.

  Upon subsequent disposition of shares of Common Stock acquired upon exercise of a Nonstatutory Option, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the basis for the shares (the basis being equal to the sum of the price paid for the shares upon exercise and the amount of ordinary income recognized on account thereof), provided that the shares were held as a capital asset. Any capital gain or loss to the optionee will be characterized as long or short term, depending upon whether the holding period for long-term capital gain treatment, currently six months, has been met.

Recommendation
--------------

  The Company's Board of Directors has unanimously recommended that the Company's stockholders vote FOR approval of the 1995 Plan. Approval of the 1995 Plan by the Company's stockholders will require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote. As of the record date for the Annual Meeting, the Company's management and nominees for election to the Board at the Annual Meeting, owned or had voting control over an aggregate of 237,770 shares, or approximately 15% of the outstanding shares, of the Company's Common Stock. Each of these individuals has indicated his intention to vote all of his respective shares in favor of approval of the 1995 Plan. Accordingly, approval of the 1995 Plan by the stockholders of the Company will require the affirmative vote of 533,196 additional shares of Common Stock.

                             ELECTION OF DIRECTORS

  Four directors are to be elected at the Annual Meeting. The persons named in the accompanying proxy will vote for the persons hereafter named to serve as directors for a term of two years, or until their successors are duly elected and qualified. Although it is not presently contemplated that any nominee will decline or be unable to serve as a Director, in either such event, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

                                    NOMINEES

  The following table sets forth certain information regarding each of the four nominees of the Board of Directors for election as a director at the Annual Meeting. Directors are nominated to serve for two years.

Name                            Positions with SUMMA INDUSTRIES               Age
----                            -------------------------------               ---
Dale H. Morehouse               Director, Former Chairman of the Board of      62
                                the Company
William R. Zimmerman            Director                                       68
David McConaughy                Director, Audit Committee Member               63
Byron C. Roth                   Director, Audit Committee Member               32

                             CONTINUING DIRECTORS

  The following table sets forth certain information regarding each of the four directors whose terms expire in December 1996.

                                Positions with SUMMA INDUSTRIES
                                -------------------------------
Coalson C. Morris               Director                                       79
Michael L. Horst                Director, Audit Committee Member               49
James R. Swartwout              Chairman, Chief Executive Officer, Chief       49
                                Financial Officer
Karl V. Palmaer                 Director, Technical Consultant                 74

  Coalson C. Morris has been a director of the Company since 1968. He currently serves as Chairman of the Board of PMC Mortgage Corporation.

  Dale H. Morehouse has been a director of the Company since 1975. He served as Chairman of the Board and Chief Executive Officer of the Company from February 1987 until his retirement in August 1990. He held several offices with the
Company from 1983 to 1987.   Mr. Morehouse currently manages a medical
information services business in Northern California.

  Michael L. Horst has been a director of the Company since 1978. He is an independent consultant specializing in strategic planning in real estate. He was formerly a Senior Vice President of PBR, a community planning consulting firm. In addition, Mr. Horst is a founding principal of International Tourism and Resort Advisors, a resort development consulting firm, serves as a lecturer at the University of Southern California, and is a founder of Shenoa, a retreat and learning center.

  William R. Zimmerman, the President of Zimmerman Holdings, Inc., a private investment company, has served on the Board of the Company since 1987. He is a former executive officer of Monogram Industries, Inc., Swedlow, Inc. and Avery International.

  James R. Swartwout has been Chairman of the Board of Directors since August 1990, and Chief Executive Officer since July 1990. Prior to that he was President and Chief Operating Officer since August 1989. He joined the Company in October 1988 as its Executive Vice President and Chief Operating Officer. Before joining the Company, Swartwout was a principal in a private leveraged buyout venture. From April, 1985 to October, 1988, Mr. Swartwout was Executive Vice President of Delphian Corporation, Sunnyvale, CA, a manufacturer of analytical instruments, and had held management positions at Farr Company, El Segundo, California, a manufacturer of industrial filtration systems and filters.

  David McConaughy has been on the Board of the Company since 1990. Mr. McConaughy is currently the majority owner and President of Data Management Resources, which supplies and maintains integrated business management systems. Previously, Mr. McConaughy, who holds a PhD. in Administrative Science and Economics, was on the faculty of the University of Southern California Graduate School of Business, and has had a strategic planning consulting practice.

  Karl V. Palmaer is a founder of KVP Systems, Inc., and has been a director since 1993. Mr. Palmaer is active as a technical consultant to the Company.

  Byron C. Roth is President of Cruttenden Roth, Investment Bankers, since 1993. Previously, he was Managing Director of Corporate Finance, there. Prior to joining Cruttenden, Mr. Roth was Vice President, Corporate Finance, with R.G. Dickinson and Company.

  Dale H. Morehouse and Michael L. Horst are cousins. Karl V. Palmaer is the father of Eric K. Palmaer, a Vice President of the Company. There are no family relationships among any of the other executive officers or directors of the Company.


                  SPECIAL COMMITTEES AND MEETINGS OF THE BOARD

  The Board of Directors has an Audit Committee consisting of Messrs. McConaughy, Horst, and Roth. There are no other committees.

  The function of the Audit Committee is to advise the Board on audit matters affecting the Company, including recommendations as to the appointment of independent auditors of the Company and reviewing with such auditors the scope and results of their examination of the financial statements of the Company. During the fiscal year ended August 31, 1995, this Committee held one meeting attended by all members.

  The Board of Directors met four times during the fiscal year ended August 31, 1995. Each nominee who is an incumbent Director attended at least 75% of the total of all meetings held during the year by the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

  The following summary compensation table sets forth the information regarding compensation for services in all capacities paid or accrued for the fiscal years indicated by the Company to the Company's Chief Executive Officer. No other executive officer of the Company or any of its subsidiaries received cash compensation in excess of $100,000 for the fiscal year ended August 31, 1995.

                                                                                Long Term
                                                                               Compensation
     Name and Principal                                            Stock          Awards           All Other
          Position              Year   Salary ($)   Bonus ($)   Awards/(1)/     Options (#)   Compensation ($)/(2)/
-----------------------------   ----   ----------   ---------   -----------    ------------   ---------------------
James R. Swartwout,             1995     132,083      26,250       23,750            ---             9,150
Chairman, CEO                   1994     121,792      33,600       12,000            ---             8,934
                                1993     114,000      40,000         ---             ---             7,000

--------------
/(1)/ Includes stock grant of 5,000 shares in 1995 and 2,000 shares in 1994 valued at the average of the high and the low trading price of the Company's stock on the date of the grant.
/(2)/ Includes payments for a long term disability insurance policy and contribution under the Company's 401(k) Plan.

EMPLOYMENT AGREEMENT

   In March, 1994, the Company entered into an employment agreement with James
R. Swartwout, under which he is to be paid an annual base salary to be determined by the Board of Directors, and an annual bonus of up to 40% of his base salary, to be determined by the Board of Directors based upon the performance of the Company during the preceding fiscal year, payable in cash or stock at his election. In the event of his termination, other than for cause, Swartwout is entitled to severance pay equal to six months of his current compensations. In the event of a "change in control" of the Company (defined as the acquisition by a person or group of either 30% or more of the Company's voting power or the right to elect a majority of the directors of the Company, the sale of 50% or more of the total fair market value of the Company's assets, or a specified change in the composition of the Company's Board of Directors), and regardless of whether his employment is terminated as a result of such event, Mr. Swartwout would be entitled to receive as a special bonus an amount equal to two year's base salary at the level then being paid to him.

401(K) PLAN

  The Company has Section 401(k) Plans benefitting substantially all employees in compliance with relevant ERISA regulations. The plans allow employees to defer specified percentages of their compensation, as defined, in a tax-exempt trust. The Company is required to make matching contributions, as defined, to the plan and may make additional profit-sharing contributions at the discretion of the Board of Directors. The total company contribution to all employees' 401(k) accounts in fiscal 1995 was $85,000.

STOCK OPTION PLANS

  In 1984, the Board of Directors and shareholders of SUMMA approved the SUMMA INDUSTRIES 1984 Stock Option Plan (the "1984 Plan"), under which options to acquire an aggregate of 25,000 shares of SUMMA INDUSTRIES Common Stock may be granted to key employees, as determined by the Compensation Committee of the Board of Directors. At October 19, 1995, options to acquire 24,625 shares of Common Stock were outstanding, including options to purchase 12,500 shares granted to Mr. Swartwout. Options for 375 shares of the Company's stock remain available under the 1984 Plan for future grant. The price at which the options may be exercised ranges from $1.50 to $5.00, the market price of the stock on the respective dates of grant.

  In December 1991, the Board of Directors and shareholders approved the SUMMA INDUSTRIES 1991 Stock Option Plan (the "1991 Plan") under which options to acquire an aggregate of 150,000 shares of the SUMMA INDUSTRIES Common Stock may be granted to key employees, directors, consultants, vendors, and others, as determined by the Board of Directors. At October 19, 1995, options to acquire 135,500 shares of the Company's Common Stock were outstanding, including options to purchase 25,000 shares grated to Mr. Swartwout. Options to acquire 14,500 shares of the Company's Common Stock remain available under the 1991 Plan for future grant. The price at which the options may be exercised ranges from 2.72 to 6.50, the market price of the stock on the respective dates of grant.

  No options were granted to Mr. Swartwout under either the 1984 Plan or the 1991 Plan during the fiscal year ended August 31, 1995.

DIRECTOR COMPENSATION

  Non-employee directors receive a fee of $250 for each Board Meeting attended and are reimbursed for travel expenses connected with a Board Meeting. No additional fees are paid to directors for serving on committees. During the fiscal year ended August 31, 1995, each of the 7 outside directors was awarded an option to purchase 2,500 shares of the Company's common stock at an exercise price of $4.75, the closing price of the stock on the date of the grant. In addition, Mr. Roth, upon being elected to fill the vacancy on the Board, was granted options to purchase 5,000 shares of the Company's common stock at an exercise price of $5.75, the closing price of the stock on the date of the grant.

EMPLOYEE STOCK OPTION EXERCISES
  Aggregated Option Exercises Last Fiscal Year and Fiscal Year End Option Values

                                                                                                     Value of Unexercised in-the
                                                                     Number of Unexercised              Money Options at Fiscal
                                  Shares                           Options at Fiscal Year End              Year End ($)/(1)/
                                Acquired on        Value       ---------------------------------    ------------------------------
Name                            Exercise (#)      Realized       Exercisable       Unexercisable    Exercisable      Unexercisable
----                            ------------   -------------   ----------------    -------------    -----------      -------------
James R. Swartwout                    0              N.A.            34,375             3,125         $63,000            $4,000
----------

/(1)/ Calculated based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on August 31, 1995 which was $4.75.

COMPENSATION COMMITTEE REPORT

  Compensation Committee Interlocks and Insider Participation
  -----------------------------------------------------------

  The Company's Board of Directors has not established a formal Compensation Committee. Rather, the entire Board, with the exception of Mr. Swartwout, reviews the performance and establishes the compensation of Mr. Swartwout, the Company's only executive officer. With the exception of Messrs. Swartwout and Palmaer, none of the members of the Company's Board of Directors is an employee of the Company, and none of the Company's non-employee directors has any material interest in or relationship with the Company other than by virtue of his position as a director and shareholder.

  Report on Annual Compensation of Executive Officers
  ---------------------------------------------------

  It is the policy of the Company's Board of Directors to establish compensation levels for Mr. Swartwout, the Company's Chief Executive Officer (the "CEO"), which reflects the Company's overall performance and Mr. Swartwout's performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Board determines Mr. Swartwout's compensation based on its evaluation of the Company's overall performance, including various quantitative factors, primarily the Company's financial performance, sales and earnings against the Company's operating plan, as well as various qualitative factors such as new product development, the Company's product and service quality, the extent to which Mr. Swartwout has contributed to forming a strong management team and other factors which the Board believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives.

  The principal component of the compensation of Mr. Swartwout is his base salary. The Board also retains the discretion to award bonuses based on corporate or individual performance. The Board evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentivise Mr. Swartwout. Throughout the year, the Board members review the corporate and individual performance factors described above. The Board, based upon its review of performance for the previous year, and its review of the Company's operating plan, establishes salary levels and awards any bonuses to Mr. Swartwout. In 1995, Mr. Swartwout's annual salary was set at $135,000, which represented an increase of approximately 8% over the prior year's salary.

  The Board also annually considers grants of stock options for the Company's key employees, including Mr. Swartwout. The purpose of the stock option program is to provide incentives to the Company's management to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Individual amounts of annual stock option grants are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

STOCK PERFORMANCE GRAPH

  The graph depicted below shows the Company's composite return as an index assuming $100 invested on August 31, 1990. Also depicted are the CRSP indices for NASDAQ Stock Market (U.S. Companies), and a peer group, NASDAQ Non-Financial Stocks.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                               SUMMA INDUSTRIES

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           SUMMA          NASDAQ          NASDAQ
(Fiscal Year Covered)        INDUSTRIES     STOCKMARKET     NON-FINANCIAL STOCKS
---------------------        ----------     -----------     --------------------
Measurement Pt-  1990        $100.0         $100.0         $100.0
FYE   1991                   $187.5         $141.9         $141.1
FYE   1992                   $212.5         $153.9         $145.6
FYE   1993                   $300.0         $203.0         $191.2
FYE   1994                   $287.5         $211.4         $194.9
FYE   1995                   $250.0         $284.0         $261.1

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership an changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent holders are required to furnish the Company with copies of all such forms which they file.

  To the Company's knowledge, based solely on the Company's review of such reports or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the fiscal year ended August 31, 1995, all filing requirements applicable to its officers, directors, and other persons subject to Section 16 of the Exchange Act were complied with.


                              INDEPENDENT AUDITORS

  The firm of Arthur Andersen LLP were independent public auditors for the Company for the year ended August 31, 1995. Representatives of Arthur Andersen LLP are expected to be at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.


                                 ANNUAL REPORT

  The Company's annual report for the year ended August 31, 1995 is being mailed herewith to all shareholders. Any shareholder who has not received a copy of this report may obtain one by writing to the Company. Copies of the Company's Annual Report on Form 10K, filed with the Securities & Exchange Commission, are available upon written request at no charge.


                        PROPOSALS OF SECURITIES HOLDERS

  The Board of Directors anticipates that the 1996 Annual Meeting of Shareholders will be held in December, 1996. Shareholders who wish to submit proposals proper for inclusion in proxy materials mailed by the Company in connection with such meeting, must forward them to the Secretary of the Company at the address given on the first page of this proxy statement so that they are received no later than July 16, 1996.


                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be presented for action at the meeting. However, if any matters not included in this Proxy Statement properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote under the authority therein given in accordance with his or their best judgment.


                                           By Order of the Board of Directors

                                           /s/ PAUL A. WALBRUN
                                           ___________________________________
                                           Paul A. Walbrun
                                           Secretary


October 25, 1995

                                [LOGO of SUMMA]

                                SUMMA INDUSTRIES
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints James R. Swartwout as attorney-in-fact and proxy for the undersigned, will full power of substitution, to represent the undersigned and vote, as designed below, all of the shares of Common Stock of SUMMA INDUSTRIES (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders to be held on December 14, 1995, or at any adjournment or continuation thereof.

1. PROPOSAL TO APPROVE THE COMPANY'S 1995 STOCK OPTION PLAN.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

2. ELECTION OF DIRECTORS:
   [_] FOR ALL NOMINEES LISTED BELOW  [_] WITHHOLD AUTHORITY
       (except as marked to the           to vote for the nominees listed below
        contrary below)

   Dale H. Morehouse, William R. Zimmerman, David McConaughy, Byron C. Roth

     (INSTRUCTION: To withhold authority to vote for any nominee, write the nominee's name in the space below.)

--------------------------------------------------------------------------------

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

                                                    (Continued on reverse side)


                                [LOGO of SUMMA]

(Continued from reverse side)
  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE 1995 STOCK OPTION PLAN AND FOR THE ELECTION AS DIRECTORS OF THE 4 NOMINEES LISTED ABOVE, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

                                               Dated_____________________ , 1995

                                               _________________________________
                                                            Signature

                                               _________________________________
                                                  Signature (if held jointly)

                                               Please sign exactly as name
                                               appears below, date and return
                                               this card promptly using the
                                               enclosed envelope. Executors,
                                               administrators, guardians,
                                               officers of corporations, and
                                               others signing in a fiduciary
                                               capacity should state their full
                                               titles as such.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK,
    SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.